SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form 8-K/A

                              Current Report

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



   Date of Report: November 8, 1999           Commission file number: 0-16214

                         ALBANY INTERNATIONAL CORP.
                         --------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                                      14-0462060
         --------                                      ----------
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

1373 Broadway, Albany, New York                        12204
-------------------------------                        -----
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  518-445-2200

Item 7.           Financial Statements and Exhibits

(a)       Financial statements of business acquired.

         The combined balance sheets of the Geschmay Group as of December 31, 1998 (audited) and June 30, 1999 (unaudited) and statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for the year ended December 31, 1998 (audited) and the six months ended June 30, 1998 and 1999 (unaudited) contained in Exhibit
         99.1 attached hereto are incorporated herein by reference.

(b)       Pro forma financial information.

         The unaudited Pro Forma Combined Financial Statements for Albany International Corp. contained in Exhibit 99.2 attached hereto are incorporated herein by reference.

(c)       Exhibits.

         Exhibit No.                Description
         -----------                -----------

             23.1                   Consent of KPMG LLP

             99.1 The combined balance sheets of the Geschmay Group as of December 31, 1998 (audited) and June 30, 1999 (unaudited) and combined statements of operations, shareholders' equity and comprehensive income (loss) and cash flows for the year ended December 31, 1998 (audited) and the six months ended June 30, 1998 and 1999 (unaudited).


             99.2 The unaudited Pro Forma Combined Financial Statements for Albany International Corp.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                                     ALBANY INTERNATIONAL CORP.
                                                     --------------------------
                                                          (Registrant)


Date:  November 8, 1999


                                                     By /s/ Michael C. Nahl
                                                     ----------------------
                                                        Michael C. Nahl
                                                        Sr. Vice President and
                                                        Chief Financial Officer

                                  Exhibit 99.1


                      Financial Statements of Business Acquired

                                 GESCHMAY GROUP

                           Combined Financial Statements

                                 December 31, 1998

                    (With Independent Auditors' Report Thereon)

                                      Independent Auditors' Report


The Shareholders
Feltrificio Veneto S.p.A., Geschmay Asia Private Limited,
Wurttembergische Filztuchfabrik
D. Geschmay GmbH, Geschmay
Research GmbH, Wangner Systems
Corporation and Cofpa S.A.:

We have audited the accompanying combined balance sheets of Feltrificio Veneto S.p.A., Geschmay Asia Private Limited, Wurttembergische Filztuchfabrik D. Geschmay GmbH, Geschmay Research GmbH, Wangner Systems Corporation and Cofpa S.A. (collectively, the "Geschmay Group") as of December 31, 1998 and the related combined statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for the year ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Geschmay Group as of December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Albany, New York
October 22, 1999

                                GESCHMAY GROUP

                            Combined Balance Sheets
                     (In thousands, except share amounts)
                                                                                    December 31,          June 30,
                        Assets                                                          1998                1999
                                                                                        ----                ----
                                                                                                        (Unaudited)


Current assets:
    Cash and cash equivalents                                                   $         1,683              3,128
    Short-term investments (note 1 (f))                                                   1,627              1,465
    Trade accounts receivable, net of allowance for doubtful
       accounts of $2,413 and $2,370 at December 31, 1998 and
       June 30, 1999, respectively.                                                      44,146             42,268
    Accounts receivable from related parties (note 9)                                     7,682              7,078
    Other receivables                                                                       585                489

    Inventories:
       Finished goods                                                                    33,642             29,594
       Work in process                                                                   12,137             14,054
       Raw materials and supplies                                                         8,153              8,241
                                                                                          -----              -----
                                                                                         53,932             51,889
    Prepaid and other current assets                                                      2,256              1,312
    Deferred income taxes (note 6)                                                        3,366              3,355
                                                                                          -----              -----
             Total current assets                                                       115,277            110,984

    Property, plant and equipment, net (note 2)                                          78,847             69,460
    Notes receivable - related parties (note 9)                                           2,466              2,160
    Investments in associated companies                                                     627                405
    Other non-current assets                                                              1,524              1,481
                                                                                          -----              -----
               Total assets                                                     $       198,741            184,490
                                                                                ===============            =======


                                                                    (Continued)

                                                          2

                                GESCHMAY GROUP

                            Combined Balance Sheets
                     (In thousands, except share amounts)
                                                                                    December 31,          June 30,
            Liabilities and Shareholders' Equity                                        1998                1999
                                                                                        ----                ----
                                                                                                        (Unaudited)
Current liabilities:
    Notes payable                                                                           794              2,616
    Current portion of long-term debt (note 3)                                            2,804              3,973
    Current portion of long-term debt - related parties (note 3)                          8,126              6,790
    Current installments of capital leases (note 4)                                         728                680
    Bank overdraft                                                                        5,983              7,213
    Trade accounts payable                                                               14,805             12,847
    Accounts payable - related parties (note 9)                                             786                 --
    Income taxes payable (note 6)                                                           817                421
    Accrued expenses (note 5)                                                            24,317             18,449
    Other current liabilities                                                               624                318
                                                                                            ---                ---
             Total current liabilities                                                   59,784             53,307
                                                                                         ------             ------
Long-term liabilities:
    Long-term debt, excluding current portion (note 3)                                   21,809             22,080
    Long-term debt, excluding current portion - related parties (note 3)                  6,072              6,049
    Capital lease obligations, excluding current installments (note 4)                    6,331              5,242
    Employee benefits payable (note 8)                                                   15,325             13,552
    Deferred income taxes (note 6)                                                        1,750              1,765
                                                                                          -----              -----
             Total liabilities                                                          111,071            101,995
                                                                                        -------            -------

Shareholders' equity (note 7):
    Capital stock                                                                        16,099             16,099
    Other additional capital                                                             19,639             19,639
    Retained earnings - appropriated                                                        522                522
    Retained earnings - unappropriated                                                   51,873             51,790
    Accumulated other comprehensive loss, net                                              (265)            (5,357)
                                                                                           ----             ------
                                                                                         87,868             82,693
    Less: treasury stock, 100,800 shares at cost                                           (198)              (198)
                                                                                           ----               ----
             Total shareholders' equity                                                  87,670             82,495
                                                                                         ------             ------
             Total liabilities and shareholders' equity                                $198,741           $184,490
                                                                                        =======            =======

See accompanying notes to combined financial statements.



                                                        3

                      GESCHMAY GROUP
             Combined Statements of Operations
                     (In thousands)
                                                                  Year ended                      Six-months
                                                                  December 31,                   ended June 30,
                                                                     1998                   1998                1999
                                                                     ----                   ----                ----
                                                                                                  (Unaudited)
Net sales (note 9)                                          $         158,833              81,681             76,055

Cost of goods sold (note 9)                                           104,495              48,437             51,547
                                                                      -------              ------             ------
       Gross profit                                                    54,338              33,244             24,508

Selling, general, and administrative expenses                          47,710              25,432             22,571
Technical and research expenses                                           301                 277                327
                                                                          ---                 ---                ---
       Operating income                                                 6,327               7,535              1,610
Other income (expense):
    Interest income                                                       377                 265                467
    Interest expense                                                   (2,966)             (1,603)            (1,463)
    Other, net                                                           (259)                 13              1,083
                                                                          ---                  --              -----
                                                                       (2,848)             (1,325)                87
                                                                        -----               -----                 --
       Income before income taxes                                       3,479               6,210              1,697
Income taxes (note 6)                                                   3,516               4,026              1,780
                                                                        -----               -----              -----
       Net income (loss)                                    $             (37)              2,184                (83)
                                                             ================               =====                 ==






See accompanying notes to combined financial statements.




                                                      4

                GESCHMAY GROUP
Combined Statements of Shareholders' Equity and Comprehensive Income (Loss)
     (In thousands, except share amounts)

                                                                                           Capital          Additional
                                                                                            Stock             Capital
                                                                                            -------          ---------
Balances at December 31,1997                                                        $       16,038             19,639

Issuance of 100,000 shares at inception - Geschmay Asia Private
    Limited                                                                                     61                  0

Transfer to legal reserve - Feltrificio Veneto S.p.A.                                            0                  0

Comprehensive income:
    Net loss                                                                                     0                  0
    Foreign currency translation adjustment                                                      0                  0
                                                                                            ------             ------
             Total comprehensive income
Balances at December 31, 1998                                                               16,099             19,639

Comprehensive loss:
    Net loss (unaudited)                                                                         0                  0
    Foreign currency translation adjustment (unaudited)                                          0                  0
                                                                                            ------             ------
             Total comprehensive loss (unaudited)

Balances at June 30, 1999 (unaudited)                                               $       16,099             19,639
                                                                                    ==============             ======




See accompanying notes to combined financial statements.

                                                         5

                                               Accumulated
     Retained              Retained               Other                                 Total
     Earnings              Earnings             Comprehensive       Treasury        Shareholders'        Comprehensive
   (Appropriated)        (Unappropriated)       Income (Loss)        Stock             Equity            Income (Loss)
   --------------        ----------------       -------------        -----             ------            -------------
                486                51,946              (2,786)             (198)            85,125


                  0                    0                    0                 0                 61

                 36                   (36)                  0                 0                  0


                  0                   (37)                  0                 0                (37) $                 (37)
                  0                     0               2,521                 0              2,521                  2,521
                  -                     -               -----                 -              -----                  -----
                                                                                                                   $2,484
                                                                                                                   ======
                522                51,873                (265)             (198)            87,670


                  0                   (83)                  0                 0                (83) $                 (83)
                  0                     0              (5,092)                0             (5,092)                (5,092)
                  -                     -               -----                 -              -----                  -----
                                                                                                                  $(5,175)
                                                                                                                  =======
                522                51,790              (5,357)             (198)            82,495
                ===                ======               =====               ===             ======


                                                                6

                              GESCHMAY GROUP
                     Combined Statements of Cash Flows
                            (In thousands)
                                                                                 Year ended            Six-month period
                                                                                 December 31,           ended June 30,
                                                                                   1998            1998                 1999
                                                                                   ----            ----                 ----
                                   (Unaudited)
Cash flows from operating activities:
    Net income (loss)                                                       $           (37)           2,184             (83)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
         Depreciation and amortization                                               15,042            7,442           7,270
         Net loss on disposal of equipment                                               81                0              17
         Deferred income taxes                                                         (973)             389              52
         Changes in operating assets:
           Accounts receivable                                                       (2,719)          (3,825)             91
           Inventories                                                               (4,567)          (5,211)          1,469
           Prepaid expenses                                                             795            1,392             677
           Accounts payable                                                           3,600              487            (495)
           Accrued expenses and other liabilities                                     3,453            3,540          (5,279)
           Income taxes payable                                                        (700)            (287)           (396)
           Other, net                                                                  (361)            (399)           (807)
                                                                                       ----             ----            ----
              Net cash provided by operating activities                              13,614            5,712           2,516
                                                                                     ------            -----           -----

Cash flows from investing activities:
    Proceeds from sale of equipment                                                     410                0               0
    Return of investment (investments in) associated companies                         (268)               0             154
    Purchases of other long-term assets                                                (379)             (22)            (17)
    Purchases of property, plant and equipment                                      (14,694)          (5,474)         (4,546)
                                                                                    -------           ------          ------
              Net cash used in investing activities                                 (14,931)          (5,496)         (4,409)
                                                                                    -------           ------          ------
Cash flows from financing activities:
    Net borrowings (repayments) under lines of credit                                  (552)           1,256             435
    Borrowings of long-term debt                                                      9,001            2,182           3,947
    Principal payments on long-term debt and capital lease obligations               (3,297)          (3,466)         (3,609)
    Borrowings from related parties                                                     264                0             116
    Principal payments on debt - related parties                                     (5,171)            (186)              0
    Borrowings under revolving credit agreement                                      19,000           10,802          12,115
    Repayments under revolving credit agreement                                     (19,434)         (10,598)        (10,195)
    Proceeds from issuance of shares of capital stock                                    61               61               0
                                                                                         --               --               -
              Net cash provided by financing activities                                (128)              51           2,809
                                                                                       ----               --           -----
Effect of exchange rate changes on cash and cash equivalents                           (117)            (400)            529

Net increase (decrease) in cash and cash equivalents                                 (1,562)            (133)          1,445
Cash and cash equivalents at beginning of period                                      3,245            3,245           1,683
                                                                                      -----            -----           -----
Cash and cash equivalents at end of period                                  $         1,683            3,112           3,128
                                                                            ===============            =====           =====
Supplemental  disclosure of cash flow  information:
Cash paid during the period for:
      Interest                                                              $         2,457              646           1,195
                                                                            ===============              ===           =====
      Income taxes                                                          $         5,638            2,385           4,852
                                                                            ===============            =====           =====
Supplemental disclosure of non-cash investing and financing activity:
    Additions to equipment financed with a capital lease                    $            86               86               0
                                                                            ===============               ==               =




See accompanying notes to combined financial statements.


                                                         7

                                              GESCHMAY GROUP

                                 Notes to Combined Financial Statements

                                            December 31, 1998



(1)    Summary of Significant Accounting Policies

       (a)    Description of Business

              The  Geschmay  Group is  comprised of  Feltrificio  Veneto  S.p.A.
              (hereinafter referred to as "FV") with manufacturing facilities in
              Venice (Marghera) and Milan (Lodi),  Italy;  Geschmay Asia Private
              Limited  (hereinafter  referred  to as  "GAS")  with an  office in
              Republic  Plaza,  Singapore;  Wurttembergische  Filztuchfabrik  D.
              Geschmay   GmbH   (hereinafter   referred   to  as   "WFG")   with
              manufacturing facilities in Goppingen,  Germany, Geschmay Research
              GmbH  (hereinafter  referred to as  "Geschmay  Research")  with an office in Goppingen,  Germany;  Wangner  Systems  Corporation  and
              subsidiaries (hereinafter referred to as "WSC") with manufacturing
              facilities  in  Greenville,   South   Carolina;   and  Cofpa  S.A.
              (hereinafter referred to as "COFPA") with manufacturing  facilites in Gond Pontouvre and Saint Junien, France (FV, GAS, WFG, Geschmay
              Research,  WSC, and COFPA hereinafter  collectively referred to as
              "Geschmay Group").

              The Geschmay Group  manufactures  and sells paper machine clothing and engineered  fabrics to paper  producers  located  primarily in
              North America and Europe. These fabrics are used on paper machines to  produce  grades  of paper  from  lightweight  tissue  paper to
              heavyweight  containerboard.   These  custom  designed  engineered
              fabrics  are  essential  to the paper  production  process and are manufactured  from  monofilament  and synthetic  fiber  materials.
              Product lines sold to paper  producers  include wet felts,  drying fabrics,  and  forming  fabrics  that are sold under the  Humitex,
              Setex,  Spiralflex,  and other brand names. The core  technologies and  competencies  of the  above  product  lines  have  also  been leveraged  to expand  to other  industrial  process  applications.
              These include textiles and leather tannery machinery clothing.

       (b)    Basis of Presentation

              The accompanying  combined financial  statements are presented for the Geschmay Group companies who are under the common ownership of
              Mistral  International  Finance  A.G., a Luxembourg  company,  and
              Golden Bridge S.A., a Belgian company. The Geschmay Group is being acquired as part of the Share Purchase Agreement,  dated as of May
              26,  1999,  by  and  among  Albany  International  Corp.,  a  U.S.
              corporation,  and Mistral  International  Finance  A.G. and Golden
              Bridge  S.A.   See  note  12  for  further   description   of  the
              transaction.

              The interim combined financial information included in these combined financial statements is unaudited but reflects all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.



                                             8

       (c)    Principles of Combination

              The  combined   financial   statements   include  the   respective
              individual  financial  statements  of  FV,  GAS,  and  COFPA;  the combined financial  statements of WFG and Geschmay  Research;  and the  consolidated  financial  statements  of WSC. All  significant intercompany  balances and  transactions  have been  eliminated in combination.

       (d)    Translation of Financial Statements

              The  individual   financial   statements  of  the  Geschmay  Group
              companies are  translated to U.S.  dollars in accordance  with the provisions of Statement of Financial  Accounting  Standards (SFAS)
              No. 52, Foreign Currency  Translation.  Assets and liabilities are translated at the current exchange rate at the balance sheet date.
              Results of operations have been translated using the average rates
              prevailing   throughout   the   periods   presented.   Translation
              adjustments are recorded as a separate  component of shareholders'
              equity.

              Foreign currency gains and losses arise from the purchase of raw materials and equipment from foreign sources and from the sale of products in foreign currencies. All foreign exchange transaction gains and losses are included in the combined statement of operations and are included in other income (expense), net. Net foreign currency gains (losses) were $395,000 for the year ended
              December 31, 1998.

       (e)    Revenue Recognition

              Revenue is recognized upon the transfer of ownership and risk of loss of inventory to the customer. Customers generally assume the risks of ownership either upon shipment to the customer or when the product is placed in service.

       (f)    Cash Equivalents

              For purposes of the combined statement of cash flows, all highly liquid debt instruments owned with original maturities of three months or less are considered to be cash equivalents.

       (g)    Short-Term Investments

              Short-term  investments are those with maturities of less than one
              year  but  greater  than  three  months  when   purchased.   These
              investments are readily convertible to cash and are stated at cost plus accrued interest, which approximates fair value.


                                           9

       (h)    Inventories

              Inventories are stated at the lower of cost or market, on the basis of specific identification.

       (i)    Property, Plant, and Equipment

              Property, plant, and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum payments at the inception of the lease.

              Depreciation of plant and equipment is generally calculated using the straight-line method over the estimated useful lives of the assets. Equipment held under capital lease is amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. For combined financial statement purposes, the following estimated useful lives are used:

                           Buildings                                10-50 years
                           Machinery and equipment                   4-12 years
                           Furniture and office equipment            2-10 years

       (j)    Allowance for Product Returns

              Credits are issued to customers, from time to time, for products not achieving expected performance specifications or acceptable product lives. As a result, an allowance for these product returns, based on historical experience, is maintained.

       (k)    Derivative Financial Instruments

              Derivative financial instrument contracts are utilized by the Geschmay Group to manage interest rate and foreign exchange risk.
              The Geschmay Group uses forward foreign exchange contracts to manage the risk of adverse movements in exchange rates related to accounts receivable from - and future sales to - customers. Gains and losses on forward foreign exchange contracts are recognized currently through the statement of operations and generally offset the transaction gains or losses on the foreign currency cash flows which they are intended to hedge. At December 31, 1998, the aggregate notional amount of forward foreign exchange contracts was $3,500,000 and the unrealized gains and losses on forward foreign exchange contracts were not material to the financial position of the Geschmay Group.

              In addition, the Geschmay Group has an interest rate swap agreement which hedges the potential impact of increases in variable interest rates. Income and expense related to the interest rate swap is accrued as interest rates change and is recognized over the life of the agreement as an adjustment to interest expense.


                                         10

      (l)    Income Taxes

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (m)    Comprehensive Income

              At the initial date of the application of U.S.  generally accepted accounting  principles,  January 1, 1998, SFAS No. 130,  Reporting
              Comprehensive  Income became applicable.  SFAS No. 130 established standards for reporting and presentation of  comprehensive  income and  its  components  in  a  full  set  of  financial  statements.
              Comprehensive  income  consists  of net  income  and  the  foreign currency  translation  adjustment and is presented in the combined
              statements  of  shareholders'   equity  and  comprehensive  income
              (loss).  SFAS No. 130 requires only additional  disclosures in the combined  financial  statements;  it does not affect the  combined financial position or combined results of operations.

       (n)    Use of Estimates

              The preparation of the combined statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)    Property, Plant, and Equipment

       Property, plant, and equipment are summarized as follows (in thousands):
                                                                                                      December 31,
                                                                                                          1998
                                                                                                          ----

              Land                                                                               $            4,337
              Buildings                                                                                      50,112
              Machinery and Equipment                                                                       209,709
              Furniture and Office Equipment                                                                 14,853
              Construction in Progress                                                                        5,860
                                                                                                              -----
                                                                                                            284,871
               Less accumulated depreciation and amortization                                              (206,024)
                                                                                                           --------

                                                                                                 $           78,847
                                                                                                 ==================


                                          11

       Depreciation expense recorded for the year ended December 31, 1998 was $14,587,000.

       Included in buildings  and  machinery  and equipment at December 31, 1998 are  costs of  $8,731,000  and  accumulated  amortization  of  $1,271,000 recorded as capital leases.  Amortization expense of $387,000 relating to the  buildings,  machinery and equipment  under these capital  leases was included in depreciation expense at December 31, 1998.


(3)    Debt Obligations

       Debt   obligations  at  December  31,  1998,   principally  to  financial
       institutions  and  related   parties,   are  summarized  as  follows  (in
       thousands):
         Financial institutions:
           Borrowings under financing agreement denominated in Italian lire, interest at
              6.0%, payable in quarterly installments, due on January 25, 2000 (repaid in
              August, 1999)                                                                      $           1,512

           Investment loan denominated in German marks, interest at 5.42%, due in quarterly
              installments beginning March, 2000 through December, 2004                                        554

           Borrowings under financing agreement denominated in Italian lire, interest at
              4.5%, payable in semi-annual installments through July 1, 2000                                   254

           Euro-Credit loan (Ireland) denominated in German marks, interest at 4.0% to
              4.5%, repayable in semi-annual installments of $898 through September 11, 2002                 7,184

           Borrowings under revolving credit facility denominated in U.S. dollars, with interest of 6.57% payable monthly under an interest rate swap agreement, due
              December 23, 2002 (i)                                                                          6,000

           Borrowings under revolving credit facility dominated in U.S. dollars, interest at the London Interbank Offered Rate (LIBOR) plus 60 basis points (5.66% at
              December 31, 1998), due December 23, 2002 (i)                                                  3,253

           Environmental Credit loans denominated in German marks, interest at 4.75% to
              5.75%, repayable in annual installments through December 31, 2008                              3,309

           Borrowings under financing agreement denominated in Italian lire, interest at
              4.5%, payable in semi-annual installments through January 1, 2005                                691


                                            12

           First mortgage loan denominated in Italian lire, secured by real property,
              interest at 6.26%, payable in semi-annual installments through February 1, 2007                1,856

         Related parties:
           Unsecured loan from holding company denominated in French francs, interest at
              1.5%, repayable during 1999                                                                    1,909

           Loans from holding company denominated in German marks, interest payable in
              semi-annual installments at 5.5% - 6% (ii)                                                     1,725

           Loan from  holding  company  denominated  in German  marks,  interest payable in  semi-annual  installments  at three month German Libor plus 1% per annum,
              principal due on December 31, 1999 (ii)                                                        4,492

           Unsecured loans from holding  company  denominated  in German  marks, interest  payable from the second year of the loans, due on August
              11, 2000, and
              September 14, 2000                                                                               486

           Loan from  holding  company  denominated  in German  marks,  interest payable in quarterly installments at three month German Libor plus
              1% per annum,
              principal due on September 21, 2001 (ii)                                                       5,586
                                                                                                             -----
                  Total debt obligations                                                                    38,811

         Less amounts due within one year:
              Financial institutions                                                                        (2,804)
              Related parties                                                                               (8,126)
                                                                                                            ------
                                                                                                           (10,930)
                                                                                                           -------

                  Total long-term debt                                                           $          27,881
                                                                                                 =================

         (i)  On December 23, 1997, WSC entered into a new credit agreement with
              a  lending  institution.   The  agreement  includes  an  unsecured
              revolving  credit  facility  which  allows  WSC  to  borrow  up to
              $30,000,000 in one million dollar increments or multiples thereof, at LIBOR plus 60 points.  Interest  rates are  variable and can be determined on a one, two,  three or six month period.  Termination of the  agreement is December 23, 2002,  at which time all amounts outstanding under the agreement are due.  Availablility  under the agreement  is  decreased  annually  by  $3,000,000  at year end as follows:

              Through December 31,

              1999                                  $      27,000,000
              2000                                         24,000,000
              2001                                         21,000,000
              Termination                                  18,000,000

                                           13

              Concurrent with the borrowing at December 23, 1997, WSC secured an interest rate swap agreement with the same lending  institution to exchange  the  floating  rate  on  $6,000,000  of the  outstanding balance  under the  revolving  credit  facility to a fixed rate of
              6.57%. The swap agreement expires December 23, 2002; however,  the lending  institution  has the option to  terminate  the  agreement after 3 years.  WSC is exposed to losses in the form of  increased interest  costs in the  event  of  nonperformance  by the  lending
              institution;    however,    management    does   not    anticipate
              nonperformance.

     (ii)Loans were repaid on August 24, 1999 and replaced by a loan from Albany
         International  Corp. in connection with the acquisition of the Geschmay
         Group (see notes 1(a) and 12).

       The  aggregate  maturities  of long-term  debt for each of the five years subsequent  to  December  31,  1998 and  thereafter,  are as follows  (in thousands):
                1999                                                     $         10,930
                2000                                                                4,979
                2001                                                                8,195
                2002                                                               11,867
                2003                                                                  824
                Thereafter                                                          2,016
                                                                                    -----
                                                                         $         38,811
                                                                         ================

       Certain debt agreements with financial institutions contain requirements to maintain certain financial ratios including current assets to current liabilities and debt service coverage. The individual companies are either in compliance with these requirements or have obtained waivers as of December 31, 1998.


(4)    Leases

       The Geschmay Group leases various properties, machinery and equipment used in their operations and classifies those leases as either operating or capital leases following the provisions of SFAS No. 13, Accounting for Leases. The terms of the operating leases range from one to five years and certain lease agreements provide for price escalations. Rent expense incurred under the operating leases was $757,000 for the year ended
       December 31, 1998.


                                          14

       Future minimum lease payments under  noncancelable  operating leases with initial or remaining lease terms in excess of one year and future minimum capital  lease  payments  as of  December  31,  1998 are as  follows  (in thousands):
                                                                                Capital lease             Operating
                                                                                 obligations               leases
                                                                                 -----------               ------
              Year ending December 31:
              1999                                                        $         1,131                      773
              2000                                                                  1,131                      374
              2001                                                                  1,099                      101
              2002                                                                  1,005                       42
              2003                                                                    956                       19
              Thereafter                                                            3,737                       -
                                                                                    -----                  -------
              Future minimum lease payments                                         9,059          $         1,309
              Less amounts representing interest                                   (2,000)
                                                                                   ------
              Present value of capital lease payments                     $         7,059
                                                                          ===============


(5)    Accrued Expenses

       Accrued expenses at December 31, 1998, consist of (in thousands):

              Accrued payroll and related costs                           $          8,611
              External sales agent commissions                                       1,897
              Early retirement accrual (i)                                           1,792
              Allowance for product returns                                          2,892
              Property and other taxes                                               3,831
              Other                                                                  5,294
                                                                                     -----
                                                                          $         24,317
                                                                          ================

         (i)  During 1998,  WSC offered an early  retirement  plan to employees.
              Eligibility was based on the number of years of service and/or employee age, and 34 employees accepted early retirement resulting in a pre-tax charge of $1,805,000. Of the total charge, $1,049,000 was recorded as cost of goods sold and $756,000 was recorded as selling, general, and administrative expenses in the accompanying statement of operations for the year ended December 31, 1998.


(6)    Income Taxes

       Income tax expense (benefit) attributable to income from operations consists of the following (in thousands):
                                                          Current                Deferred                  Total
                                                          -------                --------                  -----
         Year ended December 31, 1998:
             Federal                             $            195                    (950)                    (755)
             State                                             84                    (178)                     (94)
             Foreign                                        4,209                     157                    4,471
                                                            -----                     ---                    -----
                                                 $          4,489                    (973)                   3,516
                                                 ================                    ====                    =====


                                              15

       The components the income tax expense were based on the following sources of income (loss) before income taxes (in thousands):
                                                                                 Year ended
                                                                                December 31,
                                                                                    1998
                                                                                    ----

         Total United States                                             $          (1,805)
         Total Foreign                                                               5,284
                                                                                     -----
                                                                         $           3,479
                                                                         =================


       Income tax  expense  differs  from  expected  tax  expense  (computed  by applying the U.S.  federal  corporate rate of 35% to income before income taxes) for the year ended December 31, 1998 as follows (in thousands):
                                                                                Year ended
                                                                               December 31,
                                                                                   1998                      %
                                                                                   ----                      -
         Computed "expected" income taxes
                                                                        $           1,218                 35.0
         Increase  (reduction) in income taxes  resulting  from:  Foreign tax in excess of U.S.
                  federal corporate rate                                            1,282                 36.8
              State and local income taxes,
                  net of federal effect                                               (84)                (2.4)
              Increase in valuation allowance                                         358                 10.3
              Non-deductible expenses                                                 279                  8.0
              Non-deductible expenses for
                  Italian regional production
                  tax (IRAP)                                                          623                 17.9
              Other                                                                  (160)                (4.5)
                                                                                     ----                 ----

         Income tax expense                                             $           3,516                101.1
                                                                        =================                =====

                                           16

      The tax effects of  temporary  differences  that give rise to  significant portions of the  deferred tax assets and  deferred  tax  liabilities  are presented below (in thousands):
                                                                                              December 31,
                                                                                                   1998
                                                                                                   ----
           Deferred tax assets:

              Accounts receivable, due to allowance for doubtful accounts              $               389
              Inventories, principally due to additional costs inventoried for
                  tax purposes                                                                       1,557
              Property, plant, and equipment, principally due to write-down                            173
              Employee benefits payable and other retirement accruals                                1,687
              Other accrued expenses                                                                 1,204
              Net operating loss carryforwards                                                       1,240
              Other                                                                                    371
                                                                                                       ---

                Total gross deferred tax assets                                                      6,621
                Less valuation allowance                                                              (896)
                                                                                                      ----

                Net deferred tax assets                                                              5,725
                                                                                                     -----

         Deferred tax liabilities:

              Property, plant, and equipment, principally due to differences
                  in depreciation and capitalized interest                                          (2,831)
              Accounts payable                                                                        (152)
              Other                                                                                 (1,126)
                                                                                                    ------

                Total gross deferred tax liabilities                                                (4,109)
                                                                                                    ------

                Net deferred tax asset                                                 $             1,616
                                                                                       ===================


       During the year ended December 31, 1998, the valuation allowance increased as a result of additional net operating losses generated at foreign operations which are not expected to be realized.

                                           17

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the benefits of these deductible differences will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

       At December 31, 1998, the Geschmay Group had approximately $3,545,000 of foreign net operating loss carry forwards available to offset future taxable income. Certain of these net operating loss carryforwards will expire, as follows: $332,000 in 1999; $886,000 in 2000; $228,000 in 2001;
       $399,000 in 2002;  $473,000 in 2003;  $495,000 in 2004;  and  $509,000 in
       2005. Certain net operating losses may be carried forward indefinitely in accordance with local tax legislation.


(7)    Shareholders' Equity

       The  shareholders'  equity  balances  included in the  December 31, 1998, combined  balance sheet are  comprised of the  following  (in  thousands, except share amounts):
                                                                                                          Other
                                                                          Shares          Capital       Additional
                                                                        Outstanding        Stock          Capital
                                                                        -----------        -----          -------
         Feltrificio Veneto S.p.A.
             Common stock; par value 2,000
                (Italian Lire); 3,000,000
                shares authorized; 100,800
                shares held in treasury                                   2,899,200   $       3,920              -

         Geschmay Asia Private Limited
             Capital stock; par value $1
                (Singapore Dollars); 100,000
                shares authorized                                           100,000              61              -

         Wurttembergische Filztuchfabrik D. Geschmay GmbH
             Share participations                                                -            9,748              -

         Geschmay Research GmbH
             Share participations                                                -               33              -

         Wangner Systems Corporation and
                subsidiaries
             Common stock; no par value; 25,000
                shares authorized                                            24,722             668          19,382


                                               18

                                                                                                           Other
                                                                          Shares          Capital       Additional
                                                                        Outstanding        Stock          Capital
                                                                        -----------        -----          -------

         Cofpa S.A.
             Common stock; par value 100
                (French Francs); 100,000
                shares authorized                                            99,994           1,670             257
                                                                                              -----             ---
                                                                                      $      16,099          19,639
                                                                                      =============          ======

       In accordance  with Italian law, FV is required to allocate 5% of its net income to a legal reserve until the total amount allocated represents 20%
       of  the  common  stock  amount.   This  amount  has  been   presented  as
       appropriated  retained earnings within the accompanying  combined balance sheets and statements of shareholders'  equity and  comprehensive  income
       (loss).


(8)    Employee Benefit Plans

       (a)    Defined Benefit Plan

              WFG has a defined benefit pension plan covering  substantially all its  employees.  Benefits  under  the plan  are  based on years of
              service  and  employees'   average   compensation  for  the  years
              immediately preceding retirement. The plan is unfunded.

              The following table sets forth  information  concerning the plan's benefit  obligations  and  pension  obligation  recognized  in the combined balance sheet at December 31, 1998 (in thousands):
                Change in benefit obligation during year:
                  Benefit obligation at beginning of year                $           8,038
                      Service cost                                                     229
                      Interest cost                                                    479
                      Benefit payments                                                (396)
                      Actuarial loss                                                   671
                      Currency exchange rate effects                                   629
                                                                                       ---
                  Benefit obligation at end of year                      $           9,650
                                                                         =================

                Reconciliation of funded status at end of year:
                  Funded status                                          $          (9,650)
                  Unrecognized actuarial losses                                        712
                  Unrecognized transition asset                                       (520)
                                                                                      ----
                  Net amount recognized within employee benefits
                      payable in the accompanying combined
                      balance sheet                                      $          (9,458)
                                                                         =================


                                              19

              The benefit obligation information has been calculated using a discount rate assumption of 6% and a salary increase assumption of 1.5%. The 1998 actuarial losses are substantially the result of the use of updated German mortality tables for purposes of calculation of the benefit obligation at December 31, 1998.

              At the initial date of the application of U.S. generally accepted accounting principles, January 1, 1998, the projected benefit obligation exceeded the pension obligation recorded under local accounting principles. This difference, calculated on the basis that WFG had adopted SFAS No. 87, Employer's Accounting for
              Pensions on January 1, 1989, is being amortized over 15 years, with 5 years remaining as of December 31, 1998.

              The components of the net periodic pension cost for the year ended
              December 31, 1998 are as follows (in thousands):

                  Service cost                                     $       229
                  Interest cost                                            479
                  Amortization of unrecognized net transition asset        (97)
                                                                           ---
                  Net periodic benefit cost                        $       611
                                                                   ===========

       (b)    Defined Contribution Plan

              WSC maintains an employee savings plan, covering substantially all employees, under Section 401(k) of the U.S. Internal Revenue Code.
              Under this plan,  WSC  contributes to a trust based upon specified
              percentages  of  employee   compensation  and  matches   specified
              percentages  of the  employees'  voluntary  contributions  up to a maximum of 5.5% of each employee's  income.  Contributions  are at management's  discretion and can be  discontinued.  Management can terminate the plan at any time.  Contributions to the plan for the year ended December 31, 1998 amounted to $1,025,000.

              In addition, WSC also maintains a supplemental retirement plan for certain highly compensated employees whose contributions to the 401(k) plan are limited by Internal Revenue Service regulations.
              Contributions to this plan for the year ended December 31, 1998 were $41,000.

       (c)    Other Plans

              COFPA has a retirement plan that provides a benefit payable to employees upon retirement. These amounts are only payable if the employee is employed at the date of retirement and are, therefore, not vested until such date. The obligation is determined using the present value of the vested benefits to which the employee is currently entitled but based on the employee's expected date of separation or retirement. At December 31, 1998, the estimated amount of this obligation included on the combined balance sheet is $707,000. During the year ended December 31, 1998, the expense associated with this obligation was $86,000.

                                             20

             In accordance  with  Italian  legislation  and the  national  labor contract, FV employees are entitled to a lump-sum payment based on the gross salary or average commissions over the last five years, as appropriate, and length of service of the respective employee upon termination of employment for any reason. The obligation is determined using the present value of the vested benefits to which the employee is entitled if the employee were to separate immediately. At December 31, 1998, the estimated amount of this obligation included on the combined balance sheet is $5,160,000.


(9)    Related Party Transactions

       The Geschmay Group companies import and export various finished and partially finished products to and from other Geschmay Group companies.
       These transactions along with the related balance sheet amounts, have been eliminated in combination. The Geschmay Group also imports and exports various finished products to and from other related parties. In addition, the Geschmay Group has purchased certain machinery and repair parts from related parties.

       As discussed in note 3, the Geschmay Group also is indebted to its holding company. The related party indebtedness and related interest expense are included in these combined financial statements. The Geschmay
       Group is also indebted to certain related parties in the form of capital leases for several buildings located in Italy and France. These capital lease obligations comprise a significant portion of the obligations disclosed in note 4.

       Amounts related to transactions with all related parties are set forth below:
                                                                                              Year ended
                                                                                             December 31,
                                                                                                 1998
                                                                                                 ----

              Sales of finished products and other sales                               $           284,000
              Purchases of machinery, repair parts, and other expenses                             477,000
              Royalties                                                                            154,000
              Interest expense                                                                     570,000


                                                  21

(10)   Commitments and Contingencies

       (a)    Lease

              On December 30, 1997,  FV signed a capital  lease  agreement  with
              Leasing   Italease  SpA,  under  which  the  leasing   company  is
              constructing  a  manufacturing   facility  (building  and  related
              accessories).  At the signing of the contract,  FV sold to Leasing
              Italease SpA the land on which the  manufacturing  facility  would have been  constructed  for an amount of $799,000 (at December 31,
              1998 exchange rate). On the completion of the  construction  work,
              FV will  lease the land and  manufacturing  facility  at a capital cost originally stated at $2,420,000  (including  $799,000 for the land portion), repayable as follows:

                   - $484,000 on consignment;
                   - ninety-five (95) monthly installments of $26,000
                     commencing the month following consignment;

              for a total of $2,999,000, including interest.

              The original amount of $2,420,000 was amended to $2,601,000 on July 27, 1999. Details of the repayment plan have yet to be communicated by Leasing Italease SpA.

       (b)    Contingencies

              The Geshmay Group is subject to certain claims and lawsuits, either asserted or unasserted, arising in the normal course of business. Based on information currently available, it is the opinion of management, upon advice of counsel, that the ultimate resolution of these matters would not have a material adverse effect on the Geschmay Group's combined financial position or results of operations. However, based on future developments and as additional information becomes known, it is possible that the ultimate resolution of such matters could have a material adverse effect on the Geschmay Group's results of operations in future periods.

                                                        22

(11)   Financial Instruments

              SFAS  No.  107,   Disclosures   about  Fair  Value  of   Financial
              Instruments,  requires  disclosure of  information  about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following  disclosure, the fair value of a  financial  instrument  is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

              The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

                  Cash and cash equivalents, Short-term investments, Accounts receivable, Notes receivable, Notes payable, Bank overdraft and Accounts payable - The carrying amount approximates fair value because of the short maturity of these instruments.

                  Long-term debt - The carrying value of long-term debt with financial institutions and related parties is considered to approximate fair value on the bases that the significant components of the long-term debt held at December 31, 1998 have been negotiated on the current rates offered for similar debt of the same remaining maturities or is variable rate debt.

                  Interest rate swap - The fair value of the interest rate swap agreement is determined on the net present value of the differential to be paid and received over the remaining fixed term of the interest rate swap at December 31, 1998 and approximates $50,000.

                  Foreign exchange contracts - The carrying amount and fair value of these contracts are not significant.


(12)   Subsequent Event

       On August 24, 1999, all of the outstanding capital stock of the individual paper machine clothing businesses of the Geschmay Group were purchased by Albany International Corp., for approximately $232 million in cash, as outlined in the Share Purchase Agreement, dated as of May 26, 1999.

                                            23

                                  Exhibit 99.2

                      Pro Forma Combined Financial Information

                                                                   Exhibit 99.2

                            Albany International Corp.
                  Unaudited Pro Forma Combined Financial Statements
                             Basis of Presentation


The following unaudited pro forma combined income statements and balance sheet give effect to the acquisition of the Geschmay Group and the financing of the acquisition with the new $750 million credit agreement. For purposes of the pro forma combined income statements, the transactions are assumed to have occurred on January 1, 1998, whereas for purposes of the pro forma combined balance sheet, the transactions are assumed to have occurred on June 30, 1999.

The  acquisition has been accounted for using the purchase method of accounting.
Accordingly, the fair value of assets and liabilities will be determined based upon valuations and appraisals that are not yet complete. As this work is not yet complete, the allocation of the total purchase cost and the related pro forma adjustments, included in the pro forma combined financial statements, have been based on the book value of the acquired assets and liabilities.

The pro forma adjustments are based on estimates, available information and certain assumptions, and will be revised as additional information becomes available. The pro forma financial information does not purport to represent what Albany International Corp.'s financial position or results of operations would actually have been had such transactions occurred on these dates and are not necessarily indicative of Albany International Corp.'s financial position or results of operations for any future period. Since Albany International Corp.
and the Geschmay Group were not under common control or management during the periods presented, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical combined financial statements of the Geschmay Group and notes thereto included elsewhere herein.



                                    ALBANY INTERNATIONAL CORP.
                             PRO FORMA COMBINED STATEMENTS OF INCOME


                         (in thousands, except share and per share data)



               For the Year Ended                                                               For the Six Months Ended
               December 31, 1998                                                                     June 30, 1999
-------------------------------------------------                                    -----------------------------------------------
                         Purchase                                                                               Purchase
   Albany               Accounting                                                        Albany               Accounting
International Geschmay  & Financing   Pro Forma                                        International Geschmay  & Financing Pro Forma
   Corp.       Group    Adjustments    Combined                                            Corp.      Group   Adjustments   Combined

-------------------------------------------------                                    -----------------------------------------------
    $722,653   $158,833        -      $881,486   Net sales                               $357,394    $76,055        -       $433,449
     417,375    104,495      8,498     530,368   Cost of goods sold                       208,652     51,547      4,249      264,448
-----------------------------------------------                                      -----------------------------------------------

     305,278     54,338     (8,498)    351,118   Gross profit                             148,742     24,508     (4,249)     169,001
     214,479     48,011        -       262,490   Selling, technical and general expenses  106,556     22,898        -        129,454
                                                 Restructuring of operations and
      20,191        -          -        20,191        termination benefits                   -           -          -           -
-----------------------------------------------                                      -----------------------------------------------

      70,608      6,327     (8,498)     68,437   Operating income                          42,186      1,610     (4,249)      39,547
      19,310      2,589     20,182      42,081      Interest expense, net                   8,738        996     11,307       21,041
        (406)       259        237          90      Other (income)/expense, net               324     (1,083)       119        (640)
-----------------------------------------------                                      -----------------------------------------------

      51,704      3,479    (28,917)     26,266   Income before income taxes                33,124      1,697    (15,675)      19,146
      20,163      3,516     (7,871)     15,808      Income taxes                           12,919      1,780     (4,409)      10,290
-----------------------------------------------                                      -----------------------------------------------

      31,541        (37)   (21,046)     10,458   Income/(loss) before associated companies 20,205        (83)   (11,266)       8,856
         231        -          -           231   Equity in earnings of associated companies   300        -          -            300
-----------------------------------------------                                      -----------------------------------------------

      $31,772      $(37)   $(21,046)   $10,689   Net income/(loss)                        $20,505       $(83)  $(11,266)      $9,156
      ======        ===    =======      ======                                             ======        ===    =======        =====

       $1.04         -      -            $0.35   Net income per share                       $0.69         -      -             $0.31
===============================================                                      ===============================================

       $1.03         -      -            $0.35   Diluted net income per share               $0.68         -      -             $0.31
===============================================                                      ===============================================

  30,464,208                        30,464,208   Weighted average number of shares     29,685,091                         29,685,091
=============                      ============                                       ============                     =============

  30,798,336                        30,798,336   Weighted average number of fully      29,971,404                         29,971,404
=============                      ============   diluted shares                      ============                     =============

       See accompanying notes to the pro forma combined financial statements.

                                                    ALBANY INTERNATIONAL CORP.
                                               PRO FORMA COMBINED BALANCE SHEETS


                                                          (in thousands)

                                                                                                At June 30, 1999
                                                                              ------------------------------------------------------
                                                                                                           Purchase
                                                                                 Albany                   Accounting
                                                                              International   Geschmay   & Financing       Pro Forma
                                                                                  Corp.        Group     Adjustments        Combined
                                                                              ------------------------------------------------------
ASSETS
  Cash, cash equivalents and short-term investments                                  $9,646       $4,593      ($2,000)      $12,239
  Accounts receivable, net                                                          179,385       49,835         -          229,220
  Inventories:
    Finished goods                                                                  109,404       29,594         -          138,998
    Work in process                                                                  47,631       14,054         -           61,685
    Raw material and supplies                                                        36,349        8,241         -           44,590
                                                                              ------------------------------------------------------
                                                                                    193,384       51,889         -          245,273
  Deferred taxes and prepaid expenses                                                22,666        4,667         -           27,333
                                                                              ------------------------------------------------------
      Total current assets                                                          405,081      110,984       (2,000)      514,065
  Property, plant and equipment, net                                                306,234       69,460         -          375,694
  Investments in associated companies                                                 4,112          405         -            4,517
  Intangibles                                                                        61,017         -         169,960       230,977
  Deferred taxes                                                                     27,050         -            -           27,050
  Other assets                                                                       43,675        3,641        6,092        53,408
                                                                              ------------------------------------------------------
      Total assets                                                                 $847,169     $184,490     $174,052    $1,205,711
                                                                              ======================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes and loans payable                                                           $86,246       $9,829     ($70,000)      $26,075
  Accounts payable                                                                   20,343       12,847         -           33,190
  Accrued liabilities                                                                58,633       18,767          237        77,637
  Current maturities of long-term debt                                                2,513       11,443         -           13,956
  Income taxes payable and deferred                                                   2,838          421         -            3,259
                                                                              ------------------------------------------------------
      Total current liabilities                                                     170,573       53,307      (69,763)      154,117
  Long-term debt                                                                    208,004       33,371      323,902       565,277
  Other noncurrent liabilities                                                      115,733       13,552        2,408       131,693
  Deferred taxes and other credits                                                   38,738        1,765         -           40,503
                                                                              ------------------------------------------------------
      Total liabilities                                                             533,048      101,995      256,547       891,590
                                                                              ------------------------------------------------------
  Shareholders' equity                                                              314,121       82,495      (82,495)      314,121
                                                                              ------------------------------------------------------
      Total liabilities and shareholders' equity                                   $847,169     $184,490     $174,052    $1,205,711
                                                                              ======================================================



       See  accompanying  notes to the pro forma  combined financial statements.

Notes to Pro Forma Combined Financial Statements

1)        Purchase Accounting and Financing Adjustments:  Balance sheet

         A) Purchase Cost - The total purchase cost for the shares of Geschmay was approximately $249 million, which includes approximately $17 million paid for assets that were outside of the original share purchase agreement. The purchase was substantially financed with a new $750 million credit agreement. The transaction is being accounted for as a purchase and therefore the total purchase cost is being allocated to assets and liabilities based on book value with the excess of cost over book value recorded to goodwill. This allocation is expected to change and reflect fair values when the appraisals and valuations are complete. In addition to the cost of the shares, the total purchase cost includes other direct costs of the acquisition, such as legal, tax and accounting fees. Cash, Other Assets, Intangibles, Other Non-current Liabilities, Long-Term
              Debt and Shareholders' Equity have been adjusted to reflect the purchase accounting of the acquisition cost.

         B) Bank Fees - Included as an adjustment to Other Assets is approximately $5 million of costs associated with the issuance of the new debt agreement.

         C) Notes and Loans Payable - Included as an adjustment to Notes and Loans Payable is a reduction of $70 million to reflect the pay-down of notes that occurred at the time of the closing. A corresponding increase to Long-Term Debt was also included as part of this adjustment.



2)        Purchase Accounting and Financing Adjustments:  Income Statement

         A) Amortization of Intangibles - Included as an adjustment to Cost of Goods Sold is the amortization of the newly recorded goodwill. The amortization period is twenty years and currently is not considered deductible for income tax purposes.

         B) Interest Expense - A pro forma adjustment to interest expense has been recorded to reflect the effect of the additional debt incurred to finance the acquisition. This adjustment also reflects the effect of the higher interest rates that are part of the new credit agreement. Also, an adjustment has been recorded to amortize the bank fees over a five year period. The tax effect of these adjustments has been recorded at 39%.

                                                    Exhibit 23.1

                                                    Consent of KPMG LLP

                  The Shareholders
                  Feltrificio Veneto S.p.A., Geschmay Asia Private Limited, Wurttembergische Filztuchfabrik
                  D. Geschmay GmbH, Geschmay
                  Research GmbH, Wangner Systems
                  Corporation and Cofpa S.A.:

                  We consent to the incorporation by reference in the registration statements (Nos. 33-23163, 33-28028, 33-33048 and 333-90069) on Form S-8 of Albany International Corp. of our report dated October 22, 1999, with respect to the combined balance sheets of Feltrificio Veneto S.p.A., Geschmay Asia Private Limited, Wurttembergische Filztuchfabrik D. Geschmay GmbH, Geschmay Research GmbH, Wangner Systems Corporation and Cofpa S.A. as of December 31, 1998, and the related combined statements of operations, shareholders' equity and comprhensive income (loss), and cash flows for the year ended December 31, 1998, which report appears in the Form 8-K/A of Albany International Corp. dated November 8, 1999.
                                                                    /s/ KPMG LLP
                  Albany, New York
                  November 5, 1999